         CERTIFICATE OF DESIGNATIONS, POWERS, PREFERENCES AND RELATIVE,
               PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS,
          AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF
                                       OF THE
                              SERIES A PREFERRED STOCK
                                         OF
                                      DSMI CORP.



Pursuant to Section 151 of the General Corporation Law of the State of

Delaware

   DSMI Corp., a Delaware corporation ("Corporation") certifies that,

pursuant to the authority contained in paragraph 4 of its Certificate of

Incorporation, and in accordance with the provisions of Section 151 of the

General Corporation Law of the State of Delaware, its Board of Directors has

adopted the following resolution creating a series of its Series A Preferred

Stock, par value $.01 per share, designated as Series A Preferred Stock:


         RESOLVED, that a series of the class of authorized $.01 par value Preferred Stock of the Corporation be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

   Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Preferred Stock" and the number of shares constituting such series shall be 1,800,000.

   Section 2. VOTING RIGHTS. Except as otherwise provided by law, the Series A Preferred Stock and the Common Stock shall vote together as a single class, with each share of Series A Preferred Stock being entitled to that number of votes equal to the number of shares of Common Stock into which it is convertible at the record date for determining Shareholders entitled to vote, or if no record date has been fixed, as of the date the vote is taken or the written consent therefore is solicited. Holders of the Series A Preferred Stock are not entitled to cumulative voting. Without the affirmative vote of at least two-thirds of the votes attributable to the issued and outstanding Series A Preferred Stock, the Corporation may not (1) authorize or create any class of stock senior to the Series A Preferred
Stock as to dividends or liquidation preference, (2) make any changes to the Certificate of Incorporation which would adversely affect the voting powers or other rights and preferences of the Series A Preferred Stock, or (3) increase the number of authorized shares of Preferred Stock; provided, however, that out of the existing authorized

Preferred Stock, the Board of Directors may designate classes of Preferred Stock that is PARI PASSU with the Series A Preferred Stock.

   Section 3. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary of involuntary, the holders of the Series A Preferred Stock shall be entitled to receive $1.00 per share plus any accrued and unpaid dividends, as and only if such dividends were declared by the Corporation's Board of Directors, out of the assets of the Corporation available for distribution, before any payment of any amount to holders of Common Stock or Preferred Stock ranking junior to the Series A Preferred Stock. If the assets available for distribution are insufficient to pay the holders of Series A Preferred Stock and the holders of all Preferred Stock that is PARI PASSU with the Series A Preferred Stock the full amount to which they are entitled, then such holders shall share ratably in any distribution of the assets of the Corporation in proportion to the amounts that would have been payable with respect to their shares if all amounts payable with respect to such shares were paid in full.

   Section 4. DIVIDENDS. Holders of Series A Preferred Stock shall be entitled to participate in dividends declared by the Corporation's Board of Directors on Common Stock at the same time and on the same basis as holders of Common Stock, each share of Series A Preferred Stock being entitled to the same amount as would have been declared or paid thereon had the holder thereof elected to convert the same into shares of Common Stock as of the record date fixed for determining holders of Common Stock entitled to participate therein.

   Section 5. CONVERSION RIGHTS. Holders of the Series A Preferred Stock will have the right at any time to convert their shares into shares of Common Stock at the rate of one share of Common Stock for each share of Series A Preferred Stock (the "Conversion Rate"), subject to adjustment of the Conversion Rate as provided herein. Each share of Series A Preferred Stock will be automatically converted into shares of Common Stock at the then effective Conversion Rate (1) immediately upon the closing of an Initial Public Offering of the Common Stock pursuant to an effective registration statement under the Securities Act of 1993, as amended, in which the aggregate gross proceeds received by the Corporation equals or exceeds $5,000,000, or (2) upon the approval of two-thirds or more of the votes attributable to the issued and outstanding Series A Preferred Stock.

   Section 5.1 EXCHANGE OF SHARE CERTIFICATES. Before any holder of Series A Preferred Stock shall be entitled to voluntarily convert such Series A Preferred Stock into Common Stock, and upon the automatic conversion thereof, such holder shall surrender the stock certificate or certificates therefore, duly endorsed, at the office of the Corporation or of any transfer agent for its capital stock, accompanied, in the case of a voluntary conversion, by a written notice of its election to convert the same and the number of shares of Series A Preferred Stock to be so converted. Upon receipt of such stock certificate(s) and notice where required, the Corporation shall forthwith issue and deliver at such office to such holder of Series A Preferred Stock a stock certificate or certificates for the number of shares of Common Stock to which it shall be entitled pursuant hereto. Each conversion shall be deemed to have been made immediately prior to the close of business of the Corporation on the date of the voluntary surrender to the Corporation of the shares of Preferred Stock to be converted or the date of automatic conversion, as the case may be, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

   Section 5.2  PROTECTION AGAINST DILUTION.

                (a) If, at any time or from time to time while the Series A Preferred Stock is outstanding, the Corporation shall distribute to the holders of Common Stock (i) securities other than Common Stock, or (ii) property other than cash, without payment therefore, with respect to the Common Stock, then, and in each such case, a holder of Series A Preferred Stock, upon the conversion thereof, shall thereafter be entitled to receive the securities and properties which the holder would hold on the date of conversion if the holder had been the holder of record of the number of shares of Common Stock issuable upon such conversion immediately prior to the date of such an event and, during the period from such date to and including the date of conversion, had retained such shares and the securities and properties receivable by the holder during such period.

                (b) If, at any time or from time to time while the Series A Preferred Stock is outstanding, the Corporation shall (i) pay a dividend in Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, or (iii) combine its outstanding Common Stock into a smaller number of shares, then, and in each such case, the Conversion Rate shall be adjusted so that any share of Series A Preferred Stock surrendered for conversion immediately thereafter would be entitled to receive the number of shares of Common Stock which the holder would have owned immediately following such action had such share of Series A Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this Paragraph 5.2(b) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

                (c) If, at any time or from time to time while the Series A Preferred Stock is outstanding, the Corporation shall (i) make a distribution on its Common Stock in shares of capital stock or (ii) issue by reclassification of its Common Stock any shares of capital stock of the Corporation, then, and in each such case, a holder of Series A Preferred Stock, upon the conversion thereof, shall thereafter have the right to receive the kind and amount of Common Stock or other securities which the holder would have owned immediately following such action had such share of Series A Preferred Stock been converted immediately prior thereto.

                (d) In case of any consolidation or merger to which the Corporation is a party, other than a merger or consolidation in which the Corporation is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Corporation as an entirety or substantially as an entirety, or in the case of any statutory exchange effected in connection with a merger of a third corporation into the Corporation, a holder of Series A Preferred Stock shall thereafter have the right to convert the Series A Preferred Stock into the kind and amount of securities, cash or other property which the holder would have owned or have been entitled to receive immediately after such consolidation, merger, sale, conveyance or statutory exchange has such the Series A Preferred Stock been converted immediately prior to the effective date of such consolidation, merger, sale, conveyance of statutory exchange and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 5 with respect to the rights and interests thereafter of the holders of Series A Preferred Stock to the end that the provisions set forth in this Section 5 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the Series A Preferred Stock. The above provisions of this
Section 5.2(d) shall similarly apply to successive consolidations, mergers, sales, conveyances or statutory exchanges. Notice of any such consolidation, merger, sale, conveyance or statutory exchange and of said provisions so proposed to be made, shall be mailed to the holders of Series A Preferred
Stock not less than 30 days prior to such event; PROVIDED, HOWEVER, that failure to give such notice shall not affect the validity of such consolidation, merger, sale, conveyance or statutory exchange.

                (e) If, at any time or from time to time the Corporation shall issue and sell any of its Common Stock, or any securities convertible into Common Stock at a price less than $1.00 per share, then the Conversion Rate shall be adjusted to be equal to $1.00 multiplied by the aggregate number of shares of Common Stock outstanding immediately following such transaction (including as outstanding those issuable upon conversion of all Series A Preferred Stock and other securities convertible into Common Stock), DIVIDED BY (i) the sum of (A) $1.00 multiplied by the aggregate number of shares of Common Stock outstanding immediately prior to such transaction (including as outstanding those issuable upon conversion of all Series A Preferred Stock and other securities convertible into Common Stock) PLUS (B) the aggregate consideration, if any, received or receivable by the Corporation upon such transaction; provided, however that the foregoing shall not apply in connection with the issuance of options granted pursuant to any stock option plan adopted by the Corporation or the issuance of Common Stock pursuant to such options.

                (f) The adjustments provided in this Section 5.2 shall be cumulative. Upon any adjustment as provided in this Section 5.2 and upon any modification of the rights of a holder of shares of Series A Preferred Stock in accordance with this Section 5.2, the Corporation shall promptly obtain, at its expense, a certificate of a firm of independent public accountants selected by the Board of Directors (who may be the regular auditors of the Corporation) setting forth the Conversion Rate after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the holders of the Series A Preferred Stock.

and be it further

         RESOLVED, that the proper officers of the Corporation are hereby authorized, empowered and directed to take all such further action and to execute, deliver, certify and file all instruments and documents in the name of and on behalf of this Corporation as such officers executing same shall approve as necessary or advisable to effectuate and accomplish the purpose of the foregoing resolution and the transactions contemplated thereby, the taking of such action and the execution, delivery, certification and filing of such documents to be conclusive evidence of such approval.


   IN WITNESS WHEREOF, said DSMI Corp. has caused this Certificate of

Designations, Powers, Preferences and Relative, Participating, Optional or

Other Special Rights, and the Qualifications, Limitations or Restrictions

thereof of the Series A Preferred Stock to be duly executed by its President and attested to by its Secretary and has caused its corporate seal to be affixed hereto this 25th day of August, 1995.



                                      DSMI CORP.


                                      By: /s/ DONALD A. CARLBERG
                                          -----------------------------------
                                          Donald A. Carlberg, President



ATTEST:


/s/ GREGORY D. BROWN
- ----------------------------------
Gregory D. Brown, Secretary

         CERTIFICATE OF DESIGNATIONS, POWERS, PREFERENCES AND RELATIVE,
                PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS,
                   AND THE QUALIFICATIONS, LIMITATIONS THEREOF
                                     OF THE
                            SERIES B PREFERRED STOCK
                                       OF
                         DISEASE STATE MANAGEMENT, INC.


     Pursuant to Section 151 of the General Corporation Law of the State of Delaware
     Disease State Management, Inc. a Delaware corporation ("Corporation") certifies that, pursuant to the authority contained in paragraph 4 of its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its Series B Preferred Stock, par value $.01 per share, designated as Series B Preferred
Stock:

          RESOLVED, that a series of the class of authorized $.01 par value Preferred Stock of the Corporation be hereby created, and that the designation and the amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series B Preferred Stock" and the number of shares constituting such series shall be 600,000.

     Section 2. VOTING RIGHTS. Except as otherwise provided by law, the Series B Preferred Stock and the Common Stock shall vote together as a single class, with each share of Series B Preferred Stock being entitled to that number of votes equal to the number of shares of Common Stock into which it is convertible at the record date for determining Shareholders entitled to vote, or if no record date has been fixed, as of the date the vote is taken or the written consent therefore is solicited. Holders of the Series B Preferred Stock are not entitled to cumulative voting. Without the affirmative vote of at least two-thirds of the votes attributable to the issued and outstanding Series B Preferred Stock, the Corporation may not (1) authorize or create any class of stock senior to the Series B Preferred Stock as to dividends or liquidation preference, (2) make any changes to the Certificate of Incorporation which would adversely affect the voting powers or other rights and preferences of the Series B Preferred Stock, or (3) increase the number of authorized shares of Preferred Stock; provided, however, that out of the existing authorized Preferred Stock, the Board of Directors may designate classes of Preferred Stock that is PARI PASSU with the Series B Preferred Stock.

     Section 3. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary of involuntary, the holders of the Series B Preferred Stock shall be entitled to receive $5.00 per share plus any accrued and unpaid dividends, as and only if such dividends were declared by the Corporation's Board of Directors, out of the assets of the Corporation available for distribution, before any payment of any amount to holders of Common Stock or Preferred Stock ranking junior to the Series B Preferred Stock. If the assets available for distribution are insufficient to pay the holders of Series B Preferred Stock and the holders of all Preferred Stock that is PARI PASSU with the Series B Preferred Stock the full amount to which they are entitled, then such holders shall share ratably in any distribution of the assets of the Corporation in proportion to the amounts that would have been payable with respect to their shares if all amounts payable with respect to such shares were paid in full.

     Section 4. DIVIDENDS. Holders of Series B Preferred Stock shall be entitled to participate in dividends declared by the Corporation's Board of Directors on Common Stock at the same time and on the same basis as holders of Common Stock, each share of Series B Preferred Stock being entitled to the same amount as would have been declared or paid thereof had the holder thereof elected to convert the same into shares of Common Stock as of the record date fixed for determining holders of Common Stock entitled to participate therein.

     Section 5. CONVERSION RIGHTS. Holders of the Series B Preferred Stock will have the right at any time to convert their shares into shares of Common Stock at the rate of one share of Common Stock for each share of Series B Preferred Stock (the "Conversion Rate"), subject to adjustment of the Conversion Rate as provided herein. Each share of Series B Preferred Stock will be automatically converted into shares of Common Stock at the then effective Conversion Rate (1) immediately upon the closing of an Initial Public Offering of the Common Stock pursuant to an effective registration statement under the Securities Act of 1993, as amended, in which the aggregate gross proceeds received by the Corporation equals or exceeds $5,000,000, or (2) upon approval of two-thirds or more of the votes attributable to the issued and outstanding Series B Preferred Stock.

     Section 5.1 EXCHANGE OF SHARE CERTIFICATES. Before any holder of Series B Preferred Stock shall be entitled to voluntarily convert such Series B Preferred Stock into Common Stock, and upon the automatic conversion thereof, such holder shall surrender the stock certificate or certificates therefore, duly endorsed, at the office of the Corporation or of any transfer agent for its capital stock, accompanied, in the case of a voluntary conversion by a written notice or its election to convert the same and the number of shares of Series B Preferred Stock to be so converted. Upon receipt of such stock certificate(s) and notice where required the Corporation shall forthwith issue and deliver at such office to such holder of Series B Preferred Stock a stock certificate or certificates for the number of shares of Common Stock to which it shall be entitled pursuant hereto. Each conversion shall be deemed to have been made immediately prior to the close of business of the Corporation on the date of the voluntary surrender to the Corporation of the shares of Preferred Stock to be converted or the date of automatic conversion, as the case may be, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

     Section 5.2    PROTECTION AGAINST DILUTION.

     (a) If, at any time or from time to time while the Series B Preferred Stock is outstanding, the Corporation shall distribute to the holders of Common Stock (i) securities other than Common Stock, or (ii) property other than cash, without payment therefore, with respect to the Common Stock, then, and in each such case, a holder of Series B Preferred Stock, upon the conversion thereof, shall thereafter be entitled to receive the securities and properties which the holder would hold on the date of conversion if the holder had been the holder of record of the number of shares of Common Stock issuable upon such conversion immediately prior to the date of such an event and, during the period from such date to and including the date of conversion, had retained such shares and the securities and properties receivable by the holder during such period.

     (b) If, at any time or from time to time while the Series B Preferred Stock is outstanding, the Corporation shall (i) pay a dividend in Common Stock,
(ii) subdivide its outstanding Common Stock into a greater number of shares, or
(iii) combine its outstanding Common Stock into a smaller number of shares, then and in such case, the Conversion Rate shall be adjusted so that any share of Series B Preferred Stock surrendered for conversion immediately thereafter would be entitled to receive the number of shares of Common Stock which the holder would have owned immediately following such action had such share of Series B Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this Paragraph 5.2(b) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

     (c) If, at any time or from time to time while the Series B Preferred Stock is outstanding, the Corporation shall (i) make a distribution on its Common Stock in shares of capital stock or (ii) issue by reclassification of its Common Stock any shares of capital stock of the Corporation, then, and in each such case, a holder of Series B

Preferred Stock, upon the conversion thereof, shall thereafter have the right to receive the kind and amount of Common Stock or other securities which the holder would have owned immediately following such action had such share of Series B Preferred Stock been converted immediately prior thereto.

     (d) In case of any consolidation or merger to which the Corporation is a party, other than a merger or consolidation in which the Corporation is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Corporation as an entirety or substantially as an entirety, or in the case of any statutory exchange effected in connection with a merger of a third corporation into the Corporation, a holder of Series B Preferred Stock shall thereafter have the right to convert the Series B Preferred Stock into the kind and amount of securities, cash or other property which the holder would have owned or have been entitled to receive immediately after such consolidation, merger, sale, conveyance or statutory exchange had such the Series B Preferred stock been converted immediately prior to the effective date of such consolidation, merger, sale, conveyance or statutory exchange and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 5 with respect to the rights and interests thereafter of the holders of Series B Preferred Stock to the end that the provisions set forth in this Section 5 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the Series B Preferred Stock. The above provisions of this Section 5.2(d) shall similarly apply to successive consolidations, mergers, sales, conveyances or statutory exchanges. Notices of any such consolidation, merger, sale, conveyance or statutory exchange and of said provisions so proposed to be made, shall be mailed to the holders of Series B Preferred Stock not less than 30 days prior to such event; PROVIDED, HOWEVER, that failure to give such notice shall not affect the validity of such consolidation, merger, sale, conveyance or statutory exchange.

     (e) (If the Corporation shall issue and sell shares of its Common Stock for less than $10.00 per share, its first underwritten public offering of shares of Common Stock pursuant to a registration statement under the Securities Act (the "Initial Public Offering"), the Conversion Rate shall be adjusted so that at the time of conversion the aggregate market value of the Common Stock into which the Series B Preferred Stock is converted will equal $10.00 multiplied by the number of shares of Series B Preferred Stock converted.

     (f)  The adjustments provided in this Section 5.2 shall be cumulative.
Upon any adjustment as provided in this Section 5.2 and upon any modification of the rights of a holder of shares of Series B Preferred Stock in accordance with this

Section 5.2, the Corporation shall promptly obtain, at its expense, a certificate of a firm of independent public accountants selected by the Board of Directors (who may be the regular auditors of the Corporation) setting forth the Conversion Rate after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the holders of the Series B Preferred Stock.

and be it further

RESOLVED, that the proper officers of the Corporation are hereby authorized, empowered and directed to take all such further action and to execute, deliver, certify and file all instruments and documents in the name of and on behalf of this Corporation as such officers executing same shall approve as necessary or advisable to effectuate and accomplish the purpose of the foregoing resolution and the transactions contemplated thereby, the taking of such action and the execution, delivery, certification, and filing of such documents to be conclusive evidence of such approval.

IN WITNESS WHEREOF, said Disease State Management, Inc. has caused this Certificate of Designations, Powers, Preferences and Relative, Participating, Optional or Other Special Rights, and the Qualifications, Limitations or Restrictions thereof of the Series B Preferred Stock to be duly executed by its President and attested to by its Secretary and has caused its corporate seal to
be affixed hereto this     day of            , 1996.
                       ----       -----------
DSMI CORP.



By: /s/ Donald A. Carlberg
    ---------------------------------
    Donald A. Carlberg, President




(Corporate Seal)


ATTEST:


/s/ Gregory D. Brown
- ------------------------------
Gregory D. Brown, Secretary